Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Cheryl Scully (954) 769-7734 scullyc@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Quarterly EPS
from Continuing Operations

•	EPS from continuing operations an all-time record(1) $0.68, up 21% compared to the year-ago period

•
Total revenue of $4.1 billion, up 12% compared to the year-ago period, increasing across all major business sectors; operating income of $169 million, an increase of 14% compared to the year-ago period

•	AutoNation to acquire Honda and Hyundai stores in Phoenix, Arizona and a Toyota store in Dallas, Texas with annual revenues of approximately $250 million

FORT LAUDERDALE, Fla., (April 18, 2013) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2013 first quarter net income from continuing operations of $83 million, or $0.68 per share, compared to net income from continuing operations of $74 million, or $0.56 per share, for the same period in the prior year, a 21% improvement on a per-share basis.
2013 first quarter revenue totaled $4.1 billion, compared to $3.7 billion in the year-ago period, an increase of 12%, driven by strong performance in all of our business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. AutoNation’s retail new vehicle unit sales increased 9% overall and 6% on a same store basis.
Mike Jackson, Chairman and Chief Executive Officer, said, “AutoNation delivered solid double-digit growth in operating income, which drove a 21% increase in EPS from continuing operations in the first quarter of 2013, as we increased profitability in each of our business sectors. We continue to expect industry new vehicle sales to be approximately mid-15 million units in 2013.”
Segment results(2) for the first quarter of 2013 were as follows:

•	Domestic – Domestic segment income(3) was $59 million compared to year-ago segment income of $50 million.

•	Import – Import segment income(3) was $71 million compared to year-ago segment income of $62 million.

•	Premium Luxury – Premium Luxury segment income(3) was $69 million compared to year-ago segment income of $59 million.
Regarding AutoNation’s rebranding strategy Mr. Jackson commented, “Our coast-to-coast rebranding rollout is on track, and as of March 31st, 30% of our Domestic and Import units were sold under the rebranded AutoNation name.”
Acquisitions
AutoNation also announced that it has signed agreements to acquire SanTan Honda Superstore and Hyundai of Tempe in Phoenix, and Don Davis Toyota Scion in Dallas. The annual revenue for all three stores is approximately $250 million and together these stores sold approximately 8,300 new and used retail units in 2012. The acquisitions are subject to manufacturer approval and other customary closing conditions and are expected to be completed in the second quarter of 2013.
Mr. Jackson stated, “These acquisitions align with our strategy to offer all of our core vehicle brands to consumers within our key markets. We are pleased to add Honda and Hyundai franchises to our Phoenix platform. The franchises are in attractive automotive retail locations and facilities, and the acquisitions will enhance our franchise mix in Phoenix. We are also pleased to add a Toyota franchise to our high-performing Dallas-Fort Worth platform.”

The first quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on our website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 18, 2013, through April 25, 2013 by calling (866) 418-8387 (password 75300).

(1)	As compared to adjusted EPS from continuing operations in prior periods.

(2)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(3)	Segment income for each of our segments is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership.  We deliver a superior automotive retail experience through our customer-focused sales and service processes.   Owning and operating 262 new vehicle franchises, which sell 32 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer.  As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its financial information (including sales), and its business.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables may contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenue:
New vehicle	$2,257.7	$1,994.3
Used vehicle	1,009.7	918.8
Parts and service	636.6	599.9
Finance and insurance, net	155.6	130.2
Other	36.8	13.8
Total revenue	4,096.4	3,657.0
Cost of sales:
New vehicle	2,116.0	1,860.3
Used vehicle	923.7	837.7
Parts and service	364.3	349.7
Other	28.4	6.3
Total cost of sales	3,432.4	3,054.0
Gross profit	664.0	603.0
Selling, general and administrative expenses	473.3	432.9
Depreciation and amortization	22.7	21.2
Other expenses (income), net	(1.4)	0.2
Operating income	169.4	148.7
Non-operating income (expense) items:
Floorplan interest expense	(12.9)	(10.7)
Other interest expense	(22.3)	(20.5)
Interest income	0.1	0.1
Other income, net	1.6	2.0
Income from continuing operations before income taxes	135.9	119.6
Income tax provision	52.7	46.1
Net income from continuing operations	83.2	73.5
Loss from discontinued operations, net of income taxes	(0.2)	(0.5)
Net income	$83.0	$73.0
Diluted earnings (loss) per share*:
Continuing operations	$0.68	$0.56
Discontinued operations	$—	$—
Net income	$0.67	$0.55
Weighted average common shares outstanding	123.0	132.3
Common shares outstanding, net of treasury stock, at September 30	121.3	124.3

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2013	2012	$ Variance	% Variance
Revenue:
New vehicle	$2,257.7	$1,994.3	$263.4	13.2
Retail used vehicle	899.2	801.1	98.1	12.2
Wholesale	110.5	117.7	(7.2)	(6.1)
Used vehicle	1,009.7	918.8	90.9	9.9
Parts and service	636.6	599.9	36.7	6.1
Finance and insurance, net	155.6	130.2	25.4	19.5
Other	36.8	13.8	23.0
Total revenue	$4,096.4	$3,657.0	$439.4	12.0
Gross profit:
New vehicle	$141.7	$134.0	$7.7	5.7
Retail used vehicle	83.4	78.5	4.9	6.2
Wholesale	2.6	2.6	—
Used vehicle	86.0	81.1	4.9	6.0
Parts and service	272.3	250.2	22.1	8.8
Finance and insurance	155.6	130.2	25.4	19.5
Other	8.4	7.5	0.9
Total gross profit	664.0	603.0	61.0	10.1
Selling, general and administrative expenses	473.3	432.9	(40.4)	(9.3)
Depreciation and amortization	22.7	21.2	(1.5)
Other expenses (income), net	(1.4)	0.2	1.6
Operating income	169.4	148.7	20.7	13.9
Non-operating income (expense) items:
Floorplan interest expense	(12.9)	(10.7)	(2.2)
Other interest expense	(22.3)	(20.5)	(1.8)
Interest income	0.1	0.1	—
Other income, net	1.6	2.0	(0.4)
Income from continuing operations before income taxes	$135.9	$119.6	$16.3	13.6
Retail vehicle unit sales:
New	67,159	61,516	5,643	9.2
Used	50,505	46,116	4,389	9.5
	117,664	107,632	10,032	9.3
Revenue per vehicle retailed:
New	$33,617	$32,419	$1,198	3.7
Used	$17,804	$17,371	$433	2.5
Gross profit per vehicle retailed:
New	$2,110	$2,178	$(68)	(3.1)
Used	$1,651	$1,702	$(51)	(3.0)
Finance and insurance	$1,322	$1,210	$112	9.3

Operating Percentages	Three Months Ended March 31,
	2013 (%)	2012 (%)
Revenue mix percentages:
New vehicle	55.1	54.5
Used vehicle	24.6	25.1
Parts and service	15.5	16.4
Finance and insurance, net	3.8	3.6
Other	1.0	0.4
	100.0	100.0
Gross profit mix percentages:
New vehicle	21.3	22.2
Used vehicle	13.0	13.4
Parts and service	41.0	41.5
Finance and insurance	23.4	21.6
Other	1.3	1.3
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.3	6.7
Used vehicle - retail	9.3	9.8
Parts and service	42.8	41.7
Total	16.2	16.5
Selling, general and administrative expenses	11.6	11.8
Operating income	4.1	4.1
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	71.3	71.8
Operating income	25.5	24.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2013	2012	$ Variance	% Variance
Revenue:
Domestic	$1,378.0	$1,229.1	$148.9	12.1
Import	1,503.7	1,366.6	137.1	10.0
Premium luxury	1,172.9	1,022.2	150.7	14.7
Total segment revenue	4,054.6	3,617.9	436.7	12.1
Corporate and other	41.8	39.1	2.7	6.9
Total consolidated revenue	$4,096.4	$3,657.0	$439.4	12.0

*Segment income
Domestic	$58.6	$49.7	$8.9	17.9
Import	71.0	61.9	9.1	14.7
Premium luxury	68.8	58.8	10.0	17.0
Total segment income	198.4	170.4	28.0	16.4
Corporate and other	(41.9)	(32.4)	(9.5)
Add: Floorplan interest expense	12.9	10.7	2.2
Operating income	$169.4	$148.7	$20.7	13.9

* Segment income for each of our segments is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	22,544	20,513	2,031	9.9
Import	33,032	31,038	1,994	6.4
Premium luxury	11,583	9,965	1,618	16.2
	67,159	61,516	5,643	9.2

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended
	March 31,
	2013 (%)	2012 (%)
Domestic:
Ford, Lincoln	18.3	18.2
Chevrolet, Buick, Cadillac, GMC	10.3	11.3
Chrysler, Jeep, Dodge	5.0	3.8
Domestic total	33.6	33.3
Import:
Honda	11.1	11.0
Toyota	20.1	20.0
Nissan	11.0	12.6
Other imports(1)	7.0	6.9
Import total	49.2	50.5
Premium Luxury:
Mercedes-Benz	7.4	7.7
BMW	4.7	3.8
Lexus	2.2	2.0
Audi	1.2	0.8
Other premium luxury (Land Rover, Porsche)	1.7	1.9
Premium Luxury total	17.2	16.2
	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2013	2012
Capital expenditures (1)	$23.1	$29.1
Cash paid for acquisitions	$2.8	$—
Proceeds from exercises of stock options	$7.9	$0.3
Stock repurchases:
Aggregate purchase price	$2.2	$405.4
Shares repurchased (in millions)	0.1	11.7

Floorplan Assistance and Expense	Three Months Ended March 31,
	2013	2012	Variance
Floorplan assistance earned (included in cost of sales)	$18.6	$17.2	$1.4
Floorplan interest expense (new vehicles)	(12.3)	(10.4)	(1.9)
Net new vehicle inventory carrying benefit	$6.3	$6.8	$(0.5)

Balance Sheet and Other Highlights	March 31, 2013	December 31, 2012	March 31, 2012
Cash and cash equivalents	$46.3	$69.7	$76.3
Inventory	$2,499.8	$2,396.9	$1,984.6
Total floorplan notes payable	$2,541.0	$2,540.2	$2,016.3
Non-vehicle debt	$1,957.3	$2,096.1	$1,918.9
Equity	$1,786.6	$1,688.5	$1,568.1

New days supply (industry standard of selling days, including fleet)	63 days	55 days	54 days
Used days supply (trailing calendar month days)	29 days	35 days	29 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.59x
Covenant	less than	3.75x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		57.6%
Covenant	less than	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended March 31,
	Net Income		Diluted Earnings Per Share**
	2013	2012	2013	2012
As reported	$83.0	$73.0	$0.67	$0.55
Discontinued operations, net of income taxes	0.2	0.5	$—	$—
From continuing operations, as reported	$83.2	$73.5	$0.68	$0.56

Adjusted	$83.2	$73.5	$0.68	$0.56

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2013	2012	$ Variance	% Variance
Revenue:
New vehicle	$2,188.5	$1,994.3	$194.2	9.7
Retail used vehicle	870.2	801.1	69.1	8.6
Wholesale	105.0	117.7	(12.7)	(10.8)
Used vehicle	975.2	918.8	56.4	6.1
Parts and service	623.2	599.9	23.3	3.9
Finance and insurance, net	151.5	130.2	21.3	16.4
Other	34.2	13.8	20.4
Total revenue	$3,972.6	$3,657.0	$315.6	8.6

Gross profit:
New vehicle	$136.9	$134.0	$2.9	2.2
Retail used vehicle	81.0	78.5	2.5	3.2
Wholesale	2.4	2.6	(0.2)
Used vehicle	83.4	81.1	2.3	2.8
Parts and service	266.4	250.2	16.2	6.5
Finance and insurance	151.5	130.2	21.3	16.4
Other	8.3	7.5	0.8
Total gross profit	$646.5	$603.0	$43.5	7.2

Retail vehicle unit sales:
New	65,292	61,516	3,776	6.1
Used	49,201	46,116	3,085	6.7
	114,493	107,632	6,861	6.4

Revenue per vehicle retailed:
New	$33,519	$32,419	$1,100	3.4
Used	$17,687	$17,371	$316	1.8

Gross profit per vehicle retailed:
New	$2,097	$2,178	$(81)	(3.7)
Used	$1,646	$1,702	$(56)	(3.3)
Finance and insurance	$1,323	$1,210	$113	9.3

Operating Percentages	Three Months Ended March 31,
	2013 (%)	2012 (%)
Revenue mix percentages:
New vehicle	55.1	54.5
Used vehicle	24.5	25.1
Parts and service	15.7	16.4
Finance and insurance, net	3.8	3.6
Other	0.9	0.4
	100.0	100.0
Gross profit mix percentages:
New vehicle	21.2	22.2
Used vehicle	12.9	13.4
Parts and service	41.2	41.5
Finance and insurance	23.4	21.6
Other	1.3	1.3
	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.3	6.7
Used vehicle - retail	9.3	9.8
Parts and service	42.7	41.7
Total	16.3	16.5